UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2010
ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-567-5648
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 2, 2010, Asta Funding, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with ESL 200 LLC, to continue leasing office space in the building known as 210 Sylvan Avenue (the “Premises”), the Company’s headquarters. The term of the Lease begins on August 1, 2010 and ends on July 31, 2015. The Lease contains a two (2) year renewal option. The base rent for the Premises during the first year of the Lease is approximately $236,000.00 per annum. Effective August 1, 2011 and annually thereafter, an adjustment will be applied to the base rent increasing the base rent by the Consumer Price Index issued by the United States Department of Labor. In addition to the base rent, the Company is responsible for utility charges and maintenance.
The foregoing is a summary description of certain terms of the Lease. It is qualified in its entirety by the text of the Lease attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above in Item 1.01 of this current report on Form 8-K regarding the Lease is hereby incorporated into this Item 2.03 by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
No.	Description
10.1	Lease Agreement between Asta Funding, Inc. and ESL 200 LLC for the space at 210 Sylvan Avenue

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTA FUNDING, INC.
Date: August 5, 2010	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer